CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



To  the  Board  of  Directors  and
Shareholders  of  International  Sports  and  Media  Group,  Inc.
Los Angeles,  California


We hereby consent to the inclusion of our audit report dated March 25, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of International Sports and Media Group, Inc., for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement on Form SB-2.




HJ  Associates  &  Consultants,  LLP
Salt  Lake  City,  Utah
February  10,  2005